Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1/A (No. 333-152652) and Form S-8 (No. 333-159883) of Liberator Medical Holdings, Inc., of our report dated December 17, 2009, relating to the financial statements which appear in this Form 10-K/A, relating to the financial statements which appear in Form 10-K as originally filed on December 17, 2009.

/s/ Berenfeld Spritzer Shechter & Sheer, LLP

Fort Lauderdale, Florida July 29, 2010